Exhibit 10.1

FORGE GLOBAL HOLDINGS, INC.
CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is hereby made and entered into as of April 25, 2025 (the “Effective Date”), by and between Forge Global Holdings, Inc. and its Affiliates, a Delaware corporation (“Forge” or the “Company”), having a place of business at 4 Embarcadero Center, Floor 15, San Francisco, CA 94111 and Larry Leibowitz (“Consultant”).

1.Engagement of Services. During the period of this Agreement, Consultant hereby agrees to provide strategic guidance and other services as may be requested or assigned from time to time (the “Services”), to Forge.

2.Compensation; Timing. In consideration for the consulting services bargained for in this Agreement, Forge will compensate the Consultant with the following:

2.1Consulting Fee. Subject to the approval of the Board of Directors of the Company (the “Board”), Consultant shall be granted an equity award (the “Award”) that is subject to Forge’s 2022 Stock Option and Incentive Plan (the “Plan”) and equal to $110,000 divided by the Value. Unless otherwise determined by the Board, the Award will consist of restricted stock units, each representing the contingent right to receive one share of Forge’s common stock. 4/12th of the Award shall vest on April 31, 2025, and the remaining 8/12th of the Award shall vest in equal monthly installments on the last day of each month thereafter, provided Consultant continues to have a Service Relationship (as defined in the Plan) with Forge through each such vesting date. For purposes hereof, “Value” means the grant date fair value of the Award determined in accordance with the reasonable assumptions and methodologies employed by the Company for calculating the fair value of equity awards under ASC Topic 718.

2.2Expense Reimbursement. Forge will reimburse Consultant’s reasonable travel and other out-of-pocket expenses incurred by Consultant from time to time at Forge’s request. Any expenses in excess of one-hundred dollars ($100) must be pre-approved by Forge (by email or other written manner). Travel required to perform Services for the Company will adhere to Forge’s applicable travel expense policies.

3.Independent Contractor Relationship. Consultant’s relationship pursuant to this Agreement with Forge is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will not be entitled to any of the benefits which Forge may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Consultant is not authorized to make any representation, contract or commitment on behalf of Forge unless specifically requested or authorized in writing to do so by Forge’s Chief Executive Officer. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Forge for the payment of any social security, federal, state or any other employee payroll taxes. Forge will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

4.Intellectual Property Rights.

4.1Disclosure and Assignment of Innovations:

(a) Innovations; Forge Innovations. “Innovations” includes processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes, without limitation, all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, artwork, software, and designs. “Forge Innovations” are Innovations that Consultant, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of Consultant’s work for Forge under this Agreement.

(b) Disclosure of Ownership of Forge Innovations. Consultant agrees to make and maintain adequate and current records of all Forge Innovations, which records shall be and remain the property of Forge. Consultant agrees to promptly disclose to Forge every Forge Innovation. Consultant hereby does and will assign to Forge or Forge’s designee, Consultant’s entire worldwide right, title and interest in and to all Forge Innovations and all associated records and intellectual property rights.

(c) Assistance. Consultant agrees to execute, upon Forge’s request, a signed transfer of Forge Innovations to Forge for each of Forge’s Innovations, including, but not limited to, computer programs, notes, sketches, drawings and reports. Consultant agrees to assist Forge in any reasonable manner to obtain, perfect and enforce, for Forge’s benefit, Forge’s rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each of Forge’s Innovations. Consultant agrees to execute, when requested, for each of Forge’s Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications thereof), (i) patent, copyright, mask work or similar applications related to such Forge Innovation, (ii) documentation (including, without limitation, assignments) to permit Forge to obtain, perfect and enforce Forge’s right, title and interest in and to such Forge Innovation, and (iii) any other lawful documents deemed necessary by Forge to carry out the purpose of this Agreement. If called upon to render assistance under this paragraph, Consultant will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of Forge. In the event that Forge is unable for any reason to secure Consultant’s signature to any document is required to execute under this Paragraph 4.1(c), Consultant hereby irrevocably designates and appoints Forge and Forge’s duly authorized officers and agents as Consultant’s agents and attorneys-in-fact to act for and in Consultant’s behalf and instead of Consultant, to execute such document with the same legal force and effect as if executed by Consultant.

4.2Confidential Information.

(a) Definition of Confidential Information. “Confidential Information” as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed product and services of Forge, Forge’s suppliers and customers, and includes, without limitation, Forge Innovations, Forge Property, and Forge’s information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

(b) Nondisclosure and Nonuse Obligations. Except as permitted in this paragraph, Consultant shall neither use nor disclose the Confidential Information. Consultant may use the Confidential Information solely to perform the consulting services bargained in this Agreement for the benefit of Forge. Consultant agrees that Consultant shall treat all Confidential Information of Forge with the same degree of care as Consultant accords to Consultant’s own Confidential Information, but in no case less than reasonable care. Consultant agrees not to communicate any information to Forge in violation of the proprietary rights of any third party. Consultant will immediately give notice to Forge of any unauthorized use or disclosure of the Confidential Information. Consultant agrees to assist Forge in remedying any such unauthorized use or disclosure of the Confidential Information.

(c) Exclusion from Nondisclosure and Nonuse Obligations. Consultant’s obligations under Paragraph 4.2(b) (“Nondisclosure and Nonuse Obligations”) with respect to any portion of the Confidential Information shall not apply to any such portion which Consultant can demonstrate: (a) was in the public domain at or subsequent to the time such portion was communicated to Consultant by Forge through no fault of Consultant; (b) was rightfully in Consultant’s possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Consultant by Forge; or (c) was developed by Consultant independently of and without reference to any information communicated to Consultant by Forge. A disclosure of Confidential Information by Consultant, either (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Consultant shall provide prompt prior written notice thereof to Forge to enable Forge to seek a protective order or otherwise prevent such disclosure.

4.3Ownership and Return of Forge Property. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Consultant by Forge, whether delivered to Consultant by Forge or made by Consultant in the course of performing the consulting services bargained for in this Agreement (collectively, the “Forge Property”) are the sole and exclusive property of Forge or Forge’s suppliers or customers, and Consultant hereby does and will assign to Forge all rights, title and interest Consultant may have or acquire in Forge’s Property. Consultant agrees to keep all Forge Property at Consultant’s premises unless otherwise permitted in writing by Forge. At Forge’s request, and no later than five (5) days after such request, Consultant shall destroy or deliver to Forge, at Forge’s option, (a) all Forge Property, (b) all tangible media of expression in Consultant’s possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of Consultant’s compliance with Consultant’s obligations under this sentence.

4.4Observance of Forge Rules. At all times while on Forge’s premises, Consultant will observe Forge’s rules and regulations with respect to conduct, health and safety and protection of persons and property.

4.5Protected Disclosures and Other Protected Actions; Defend Trade Secrets Act Notice. Nothing contained in this Agreement limits Consultant’s ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Agreement limits Consultant’s ability to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including Consultant’s ability to provide documents or other information, without notice to Company, nor does anything contained in this Agreement apply to truthful testimony in litigation. If Consultant files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Consultant’s behalf, or if any other third party pursues any claim on Consultant’s behalf, Consultant waives any right to monetary or other individualized relief (either individually, or as part of any collective of class action); provided that nothing in this Agreement limits any right Consultant may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. Consultant understands that pursuant to the Defend Trade Secrets Act of 2016, Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

5.Term and Termination.

5.1Term. This Agreement is effective as of the Effective Date set forth above and will terminate on December 31, 2025, unless earlier terminated in accordance with the Agreement’s terms. The Agreement may be extended by mutual agreement in writing.

5.2Termination by Forge. Forge may terminate this Agreement without cause at any time, with termination effective thirty (30) days after Forge’s delivery to Consultant of written notice of termination. Forge also may terminate this Agreement (i) immediately upon Consultant’s breach of Paragraph 4 (“Intellectual Property Rights”), or (ii) ten (10) days after Forge’s delivery to Consultant of written notice of Consultant’s material breach of any other provision or obligation owed by Consultant under this Agreement that is not cured within such fifteen (15) day period.

5.3Termination by Consultant. Consultant may terminate this Agreement without cause at any time, with termination effective thirty (30) days after Consultant’s delivery to Forge of written notice of termination. Consultant also may terminate this Agreement for material breach by Forge if Forge has not cured the breach within fifteen (15) days of receiving written notice from Consultant.

5.4Survival. The definitions contained in this Agreement and the rights and obligations contained in Paragraphs 4 (“Intellectual Property Rights”), 5.4 (“Survival”), and 6 (“General Provisions”) will survive any termination or expiration of this Agreement.

6.General Provisions.

6.1Successors and Assigns. Consultant may not subcontract or otherwise delegate Consultant’s obligations under this Agreement without Forge’s prior written consent. Subject to the foregoing, this Agreement will be for the benefit of Forge’s successors and assigns, and will be binding on Consultant’s assignees.

6.2Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by email with acknowledgment of read receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

6.3Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of New York. The state or federal courts of New York County, New York, will have exclusive jurisdiction over any dispute arising out of or relating to this Agreement and the parties hereby irrevocably waive any objection to that jurisdiction, whether based upon forum non conveniens or similar doctrine.

6.4Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provisions, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

6.5Waiver; Amendment; Modification. No term or provision hereof will be considered waived by Forge, and no breach excused by Forge, unless such waiver or consent is in writing signed by Forge. The waiver by Forge of, or consent by Forge to, a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by Consultant. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

6.6Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; Consultant’s breach of any of such obligations will result in irreparable and continuing damage to Forge for which there will be no adequate remedy at law; and, in the event of such breach, Forge will be entitled to injunctive relief and/or a decree for specific performance, and such other or further relief as may be proper (including monetary damages if appropriate).

6.7Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Forge.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FORGE GLOBAL HOLDINGS, INC. By: /s/ Kelly Rodriques Name: Kelly Rodriques Title: Chief Executive Officer	CONSULTANT By: /s/ Larry Leibowitz Name: Larry Leibowitz Title: Consultant